Exhibit 10.28

                             LOAN MODIFICATION AGREEMENT


         This Loan Modification Agreement (the "Agreement") is made as of December 1, 1995 between Micrion Corporation, a Massachusetts corporation (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to (i) that certain letter agreement dated October 21, 1994 (the "Letter Agreement") between the Borrower and the Bank; (ii) that certain $3,000,000 face amount promissory note dated October 21, 1994 (the "1994 Revolving Note") made by the Borrower and payable to the order of the Bank; and
(iii) that certain $5,000,000 face amount promissory note of even date herewith (the "1995 Revolving Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement and the 1995 Revolving Note are hereinafter collectively referred to as the "Financing Documents".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

            a. By deleting in its entirety the third sentence of
Section 1.1 of the Letter Agreement and by substituting in its stead the following:

               "The Revolving Loans shall be evidenced by a $5,000,000 face amount promissory note (the 'Revolving Note') dated December 1, 1995 made by the
                Borrower and payable to the order of the Bank."

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1995 Revolving Note.

            b. By deleting from the first sentence of Section 1.4 of the Letter Agreement the amount "$3,000,000" and by substituting in its stead the following:

               "$5,000,000"

            c. By deleting in its entirety the last sentence of Section 3.10 of the Letter Agreement and by substituting in its stead the following:

               "As at the end of each fiscal quarter of the Borrower (each, a 'Determination Date') commencing with December 31, 1995, the Borrower will achieve Net Income of at least







               $1,500,000  for the twelve months
               ending at such Determination Date."

            d. By deleting from clause (v) of Section 4.1 of the Letter Agreement the amount "$1,000,000" and by substituting in its stead the following:

               "$1,500,000"

            e. By deleting the period at the end of the first sentence of
Section 6.3 of the Letter Agreement and by substituting in its stead the following:

               "; provided that commencing with the quarterly payment of facility fees due January 1, 1996 and for each quarterly payment thereafter the nonrefundable quarterly facility fee will be $6,250 per quarter, and the Borrower will also pay on December 1, 1995 an additional fee of $833, representing the increase in facility fees for the period December 1-31, 1995."

            f. By deleting the proviso contained in clause (2) of the definition of "Borrowing Base" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

               "; provided that the amount contributed to Borrowing Base pursuant to this clause (2) shall never exceed $2,000,000,"

            g. By deleting from the definition of "Expiration Date" appearing in Section 7.1 of the Letter Agreement the date "December 1, 1995" and by substituting in its stead the following:

               "December 1, 1996"

As a result, from and after the date hereof, for the purposes of the Letter Agreement, the "Expiration Date" will be deemed to be December 1, 1996.

            h. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$3,000,000" and by substituting in its stead the following:

               "$5,000,000"













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         3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1995 Revolving Note, in substitution for the 1994 Revolving Note. The 1995 Revolving Note is a $5,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in the Letter Agreement, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Revolving Note", from and after the date hereof same will be deemed to refer to the 1995 Revolving Note.

         5. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants to the Bank as follows:

            a. The execution, delivery and performance of this Agreement and the 1995 Revolving Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower.

            b. The Borrower has duly executed and delivered to the Bank each of this Agreement and the 1995 Revolving Note.

            c. Each of this Agreement and the 1995 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

            d. The representations and warranties of the Borrower made in the Letter Agreement continue to be correct as of the date hereof, except as supplemented and/or modified on the attached Supplemental Disclosure Schedule.

            e. The covenants and agreements of the Borrower contained in the Letter Agreement continue to be correct as of the date hereof, except as supplemented and/or modified on the attached Supplemental Disclosure Schedule.

            f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.










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           g. No material  adverse  change has occurred in the  financial condition of the Borrower from that disclosed in the financial statements of the Borrower as at June 30, 1995.

         6. Except as expressly affected hereby, the Letter Agreement remains in full force and effect as heretofore.

         7. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed as an instrument under seal, as of the day and year first above written.

                                        MICRION CORPORATION
                                        By:    /s/ David M. Hunter
                                               ____________________
                                               David M. Hunter
                                               Vice President, Finance
                                               and Administration

Accepted and agreed:

FLEET BANK OF MASSACHUSETTS, N.A.

By:      /s/ Thomas W. Davies
         _________________________
         Thomas W. Davies
         Vice President

DS1-293273



















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